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                                  EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated February 15, 2002 (except for note 14 as to which the date is February 21, 2002) accompanying the financial statements and schedules of Gwinnett Community Bank contained in the Registration Statement on Form S-1 and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                       /s/ Porter Keadle Moore, LLP


Atlanta, Georgia
June 6, 2002